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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2004 relating to the financial statements and financial statement schedules of MKS Instruments Inc., which appears in MKS Instruments Inc. Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, MA
June 9, 2004